Exhibit 99.1

Whitestone REIT Continues Board Refreshment with Appointment of Two Independent Trustees

Veteran Real Estate C-Suite Executives Kristian M. Gathright and Donald A. Miller Bring Deep Industry Expertise and Financial and Operational Acumen

HOUSTON, November 4, 2024 – Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced the appointments of Kristian (“Krissy”) M. Gathright and Donald (“Don”) A. Miller, CFA, to the Board of Trustees, effective immediately. These appointments reflect shareholder feedback received over the last several months and conclude an exhaustive search by Whitestone’s Nominating and Governance Committee in combination with pre-eminent executive search firm Spencer Stuart.

Ms. Gathright currently serves as a Board member of Apple Hospitality REIT (NYSE: APLE) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. During a span of over 20 years, she served in various roles at the company, including operations, strategic decision-making, raising capital and investor relations. In addition to her extensive operational and strategic contributions at Apple REIT, Ms. Gathright was instrumental in the company’s 2015 listing on the NYSE and its ownership transition from retail to institutional shareholders. She was serving as Apple REIT’s Executive Vice President and Chief Operating Officer prior to her retirement in 2020. Ms. Gathright has also served on the Board of Trustees for Spirit Realty (NYSE: SRC), a net lease REIT. Prior to its acquisition in January 2024, Spirit Realty had an approximate $9.3 billion enterprise value, with over 29 million square feet of retail assets. Ms. Gathright’s real estate operational expertise, B2C knowledge and Board experience will be highly complementary to Whitestone’s Board. For additional detail, please see Krissy's Bio on Whitestone’s investor relations website.

Mr. Miller served as President and Chief Executive Officer for Piedmont Office Realty Trust (NYSE: PDM) for over a decade, including overseeing its initial public offering in 2010. Under his leadership, Piedmont recycled approximately $2.2 billion in assets and executed a consistent strategy focused on aggregating high-quality assets in targeted markets – a strategy that was reflected in Piedmont’s top-quartile ranking of stock performance relative to its peer group during the last three years prior to Mr. Miller’s retirement in 2019. Prior to his time at Piedmont, Mr. Miller was the head of real estate activities at Wells Real Estate Funds, where he was responsible for directing all aspects of acquisitions, asset management, dispositions, leasing property management and construction. He currently serves on the Board of Directors for three privately held organizations with significant real estate investments: Pacolet Milliken Enterprises, Watkins Associated Industries, and The Feil Organization. Mr. Miller’s multi-decade real estate leadership, Board expertise, and Sun Belt experience will be a significant enhancement to Whitestone’s Board of Trustees. For additional information, please refer to Don's Bio on Whitestone’s investor relations website.

Ms. Gathright will serve as a member of the Audit and Nominating and Corporate Governance Committees and Mr. Miller will serve as a member of the Compensation and Nominating and Corporate Governance Committees.

In connection with these two appointments and as previously announced, Nandita V. Berry and David F. Taylor will step down from the Board effective immediately. The Whitestone Board will continue to comprise six trustees, five of whom are independent.

“We are excited to welcome Krissy and Don to the Board,” said Amy S. Feng, Chair of the Board of Trustees. “With their collective real estate industry expertise and track record of value creation, I am confident that they will be significantly additive to the Board as we oversee the management team’s continued success in executing Whitestone’s growth strategy and driving enhanced shareholder returns.”

Ms. Feng added, “On behalf of the Board, I also want to acknowledge David’s and Nandita’s contributions, which were instrumental in launching the Company’s reset strategy. We thank them for their years of service to Whitestone.”

“Whitestone is poised to capture the substantial benefits of its turnaround strategy,” said Ms. Gathright. “I am honored to be a part of the Company’s Board and look forward to utilizing my REIT operational experience and B2C background as I work closely with my fellow Trustees and the management team to ensure Whitestone’s continued growth and value creation.”

“Whitestone combines high-quality assets with best-in-class operating performance, as evidenced by their performance over the last three years under CEO Dave Holeman,” said Mr. Miller. “I look forward to leveraging my expertise in the industry to support the Company’s continued momentum and create significant shareholder value.”

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country:  Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities.  The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy.  For additional information, please visit the Company's investor relations website.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy and the real estate industry, both in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston, Dallas, and Phoenix in particular, including the potential impact of public health emergencies, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation, which may increase our operating costs or general and administrative expenses; our current geographic concentration in the Houston, Dallas, and Phoenix metropolitan area markets makes us susceptible to potential local economic downturns; natural disasters, such as floods and hurricanes, which may increase as a result of climate change may adversely affect our returns and adversely impact our existing and prospective tenants; increasing focus by stakeholders on environmental, social, and governance matters; financial institution disruptions; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of our operating cash flow; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all: the ultimate amount we will collect in connection with the redemption of our equity investment in Pillarstone Capital REIT Operating Partnership LP (“Pillarstone” or “Pillarstone OP.”); and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Investor and Media Contacts:

David Mordy
Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com